Exhibit 99.1

For immediate release

Avanex Announces Fiscal Year 2005 Q3 Results and Restructuring of French Operations

French Restructuring and Other Initiatives Expected to Reduce Costs by up to $28 million

FREMONT, Calif. – (April 25, 2005) – Avanex Corporation (Nasdaq: AVNX), pioneer of intelligent photonic solutions that enable next-generation optical networks, today reported results for its third fiscal quarter ended March 31, 2005.

Q3 Results

The company said today that revenues in the third quarter ending March 31, 2005 were $40.3 million compared to the company’s net revenues of $41.9 million in the prior quarter. Net revenues for the quarter ended March 31, 2005 increased $10.2 million from $30.1 million in the quarter ended March 31, 2004.

The company reported a net loss of $18.9 million, or $0.13 per share, for the quarter ended March 31, 2005, compared to a net loss of $24.4 million, or $0.17 per share, for the prior quarter, and compared to a net loss of $41.0 million, or $0.29 per share, for the quarter ended March 31, 2004.(1)

Jo Major, president and chief executive officer of Avanex, commented, “In the March quarter, revenues increased by 34% year-over-year. Our customer diversification strategy is bearing fruit with three customers that each contributed more than 10% of total revenues for the quarter. We are seeing improved market visibility because of recent design activity and strong order trends from both new and existing customers.”

Q4 Outlook

The company expects fourth fiscal quarter revenues to be 4-6% higher sequentially.

Cost Reduction Initiatives

As the company’s major step in its global restructuring plan to reach profitability, Avanex today announced the realignment of its operations in France. The restructuring of French operations, coupled with the elimination of certain licensing fees, is expected to reduce operating costs by up to $28 million per year when fully implemented. The cash cost of the French restructuring plan will be approximately $26 million, primarily for severance costs, and will be disbursed over the next 15 months.

Corporate Headquarters

40919 Encyclopedia Circle, Fremont, CA 94538 USA • Telephone 510-897-4188 Fax 510-897-4189

This restructuring, combined with cost reductions announced in December and March, will result in approximately $40 million in annual cost savings. The first full quarter of savings is expected in the quarter ending March 31, 2006.

Jo Major, president and chief executive officer of Avanex, concluded, “We are executing on our global restructuring plan to streamline our business by consolidating operations into a single low-cost location. The plans to transfer manufacturing have been designed to ensure smooth transitions for customers. Our plan to improve cost structure, coupled with increasing market visibility, positions us to generate positive cash flow from operations in the future.”

Conference Call

Avanex will host a conference call today, April 25, 2005, at 4:30 p.m. EDT. The number for the conference call is 888-455-3612. The password is “Photonics.” A replay of the conference call will be available until May 2, 2005 at 402-998-1682, and available at www.avanex.com under “Investors/Audio Archives.”

About Avanex

Avanex Corporation is a leading global provider of Intelligent Photonic Solutions(TM) to meet the needs of fiber optic communications networks for greater capacity, longer distance transmissions, improved connectivity, higher speeds and lower costs. These solutions enable or enhance optical wavelength multiplexing, dispersion compensation, switching and routing, transmission, amplification, and include network-managed subsystems. Avanex was incorporated in 1997 and is headquartered in Fremont, California. Avanex also maintains facilities in Erwin Park, N.Y.; Nozay, France; and San Donato, Italy. The facilities also are home to Avanex’s Centers of Excellence for specialized research and manufacturing. To learn more about Avanex, visit our Web site at: www.avanex.com.

Forward-looking Statements

This press release contains forward-looking statements including forward-looking statements regarding cost reduction and restructuring measures, the transfer of manufacturing operations to lower cost regions, expected fourth fiscal quarter revenues, operating performance results, our ability to achieve positive cash flow from operations, our competitive position, product development efforts and changes in the market for our products. Actual results could differ materially from those projected in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include general economic conditions, the pace of spending and timing of economic recovery in the telecommunications industry and in particular the optical networks industry, the company’s inability to sufficiently anticipate market needs and develop products and product enhancements that achieve market acceptance, problems or delays in integrating the businesses acquired from Alcatel, Corning and Vitesse Semiconductor, or in reducing the cost structure of the combined company, the company’s inability to achieve the anticipated benefits of the acquired businesses or to successfully transfer manufacturing operations to lower cost regions, any slowdown or deferral of new orders for our products,

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higher than anticipated expenses the company may incur in future quarters or the inability to identify expenses which can be eliminated. In addition, please refer to the risk factors contained in the company’s SEC filings including the company’s Annual Report on Form 10-K filed with the SEC on September 13, 2004, and the Company’s Quarterly Report on Form 10-Q filed with the SEC on February 9, 2005.

Avanex assumes no obligation and does not intend to update any forward-looking statements, whether as a result of new information, future events or otherwise.

[1]	Details on significant items impacting results are available in the table entitled “Summary of Significant Items Impacting Results” following the accompanying financial statements.

Contact Information:
Investor Relations	Media
Mark Weinswig	Cynthia Quan
Phone: 510-897-4344	Phone: 510-897-4211
Fax: 510-897-4345	Fax: 510-897-4343
e-mail: mark_weinswig@avanex.com	e-mail: cynthia_quan@avanex.com

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AVANEX CORPORATION

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,		December 31, 2004
	2005	2004
Net revenue	$40,317	$30,104	$41,868
Cost of revenue	41,386	36,281	44,305
Stock compensation expense	—	—	—

Gross profit (loss)	(1,069)	(6,177)	(2,437)

Operating expenses:
Research and development	8,625	10,687	7,985
Sales and marketing	4,148	5,136	4,496
General and administrative	4,386	7,830	3,820
Stock compensation expense	53	135	157
Gain on sale of equipment	(410)	—	(1,476)
Amortization of intangibles	1,242	1,267	1,242
Restructuring charges (recovery)	14	9,103	5,441
Merger costs	—	—	136

Total operating expenses	18,058	34,158	21,801

Loss before the following	(19,127)	(40,335)	(24,238)
Other income, net	241	569	(113)

Loss from continuing operations before discontinued operations	(18,886)	(39,766)	(24,351)
Discontinued operations	—	(1,265)	—

Net loss	$(18,886)	$(41,031)	$(24,351)

Basic and diluted net loss per common share from continuing operations before discontinued operations	$(0.13)	$(0.28)	$(0.17)
Discontinued operations per share effect	—	(0.01)	—

Basic and diluted net loss per common share	$(0.13)	$(0.29)	$(0.17)

Weighted average shares used in computing basic and diluted net loss per common share	144,468	139,372	144,079

AVANEX CORPORATION

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2005	December 31, 2004
Assets
Current assets:
Cash and cash equivalents	$7,966	$19,565
Short-term investments	34,407	35,124
Accounts receivable, net	31,952	32,158
Inventories	39,810	37,213
Other current assets	19,301	29,555

Total current assets	133,436	153,615
Long-term investments	29,402	39,051
Property and equipment, net	9,446	11,444
Intangibles, net	10,723	11,993
Goodwill	9,408	9,408
Other assets	6,182	6,520

Total assets	$198,597	$232,031

Liabilities and stockholders’ equity
Current liabilities:
Short-term borrowings	$3,877	$3,554
Accounts payable	28,448	33,720
Accrued compensation and related expenses	10,683	11,976
Other accrued expenses	12,175	12,616
Warranty	5,919	5,991
Current portion of restructuring accruals	20,549	26,862
Current portion of long-term obligations	2,047	2,365

Total current liabilities	83,698	97,084
Restructuring accruals	10,260	11,074
Long-term obligations	10,618	11,566

Total liabilities	$104,576	$119,724

Stockholders’ equity:
Common stock	145	144
Additional paid-in capital	665,174	664,527
Deferred compensation	(404)	(458)
Accumulated deficit	(576,633)	(557,747)
Cumulative translation adjustment	5,739	5,841

Total stockholders’ equity	94,021	112,307

Total liabilities and stockholders’ equity	$198,597	$232,031

AVANEX CORPORATION

Summary of Significant Items Impacting Results

(In thousands, except per share amoumts)

(Unaudited)

	Three Months Ended
	March 31,		December 31, 2004
	2005	2004
Provision for excess inventory for discontinued products	$—	$—	$3,700
Utilization of excess inventory previously written off, net	—	217	(148)
Stock compensation expense	53	135	157
Amortization of intangibles	1,242	1,267	1,242
Merger costs	—	—	136
Litigation and contract settlements	—	(56)	(572)
Gain on sale of equipment	(410)	—	(1,476)
Restructuring charges	14	9,103	5,441
Discontinued operations	—	1,265	—

Total	$899	$11,931	$8,480

Per share impact - basic and diluted	$0.01	$0.09	$0.06

The above significant items impacting results were reflected in:
Gross margin	$—	$262	$3,552
Operating expenses	899	10,404	4,928
Discontinued operations	—	1,265	—

Net income	$899	$11,931	$8,480

Weighted average shares used in computing basic and diluted net loss per common share	144,468	139,372	144,079